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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 14, 2004

Belden Inc.

(Exact name of registrant as specified in its chapter)

Delaware	001-12280	76-0412617

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7701 Forsyth Boulevard, Suite 800 St. Louis, Missouri	63105

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (314) 854-8000

(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 9. Regulation FD Disclosure.
SIGNATURES

Item 9. Regulation FD Disclosure.

Belden Inc. (the “Company”) has changed the record date for its 2004 annual meeting to May 24, 2004. The Company and Cable Design Technologies Corporation (CDT), who have agreed to merge, continue to work with the Securities and Exchange Commission regarding comments and questions about the preliminary joint proxy statement-prospectus and registration statement on Form S-4 originally filed by CDT on March 24, 2004, and amended on April 30, 2004.

Belden has not yet set a date for its 2004 annual meeting and will not set a date until the Company knows the effective date of the registration statement. When the registration statement is effective, the definitive joint proxy statement-prospectus and other relevant materials will be sent to shareholders of record seeking their approval of the proposed merger transaction. The Company expects that the annual meeting will occur in July.

This document contains, in addition to statements of historical fact, certain forward-looking statements. These forward-looking statements involve risk and uncertainty. Actual results could differ from those currently anticipated due to a number of factors including those mentioned in documents filed with the SEC by both Belden and CDT. Forward-looking statements are based on information available to management at the time, and they involve judgments and estimates. There can be no assurance as to the timing of the closing of the merger, or whether the merger will close at all, or that the expected synergies and cost savings will be realized. Factors that could cause results to differ from expectations are discussed in Belden’s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the SEC on March 4, 2004, CDT’s Annual Report on Form 10-K for the year ended July 31, 2003 filed with the SEC on October 29, 2003 and CDT’s Registration Statement on Form S-4 filed with the SEC on March 24, 2004 and amended on April 30, 2004. Belden and CDT assume no responsibility to update any forward-looking statements as a result of new information or future developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BELDEN INC.
	By:	/s/ Kevin L. Bloomfield
		Name:	Kevin L. Bloomfield
Dated: May 14, 2004		Title:	Vice President, Secretary and General Counsel